EXHIBIT 23.1

     [CROWE, CHIZEK AND COMPANY LLP LETTERHEAD]


           CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Peoples Bancorp of Washington
Washington, Indiana


     We consent to the inclusion in the Registration
Statement Form S-4, to be filed by German American
Bancorp, and in the Proxy Statement of Peoples Bancorp of Washington, both relating to the issuance of securities in the proposed merger of Peoples Bancorp of Washington into a wholly owned subsidiary of German American
Bancorp, of our Independent Auditor's Report dated
January 11, 1996, on the consolidated financial statements of Peoples Bancorp of Washington as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, and we consent to the use of our name and the statements with respect to us appearing under the heading "Experts" in the Prospectus.


                   /s/ Crowe, Chizek and Company LLP
                   Crowe, Chizek and Company LLP

December 31, 1996
Indianapolis, Indiana